Exhibit 99.1
Martha Stewart Living Omnimedia Reports Second Quarter 2010 Results
— Results Reflect Strong Merchandising Performance with Expansion of Offerings at The Home Depot and Launch of Martha Stewart Pets at PetSmart Stores
— Double-Digit Growth in Internet Advertising Revenue and Continued Stabilization in Print
Advertising Revenue
NEW YORK, July 28 /PRNewswire-FirstCall/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the second quarter ended June 30, 2010. The Company reported revenue for the second quarter of $55.3 million. Results overall benefited from strong Merchandising sales, growth in Internet advertising revenue and continued stabilization in Publishing advertising revenue.
Charles Koppelman, Executive Chairman and Principal Executive Officer, said, “At the midpoint for the year, we are holding our own in the marketplace as we continue to aggressively roll out new relationships with partners like The Home Depot and new offerings such as our Martha Stewart Pets line at PetSmart that position the company for attractive growth. We’re seeing continued stabilization in Publishing and strong growth in Internet. We look forward to the launch of our new block of programming on Hallmark Channel in September.”
Robin Marino, President and Chief Executive Officer of Merchandising, stated: “Merchandising had a strong quarter. We expanded our presence at The Home Depot, building on our offerings in the Outdoor Living, Storage & Organization and Paint categories with the addition of a new Carpet program. We also launched our new Martha Stewart Pets line in PetSmart’s nearly 1,200 stores. We see a lot of opportunity in the thriving pet-care category where we have tremendous brand equity and an enthusiastic consumer base. Additionally, our Martha Stewart Collection at Macy’s and our Martha Stewart Crafts line at Michaels and independent retailers continued to perform well in the quarter. We feel very good about our Merchandising business and its prospects for long-term growth.”
Second Quarter 2010 Summary
Revenues were $55.3 million in the second quarter of 2010, compared to $57.0 million in the second quarter of 2009.
Adjusted EBITDA for the second quarter of 2010 was $1.8 million, compared to $2.8 million in the prior year period.
Operating loss for the second quarter of 2010 was $(0.8) million, compared to operating loss of $(6.1) million for the second quarter of 2009. Included in the 2009 second quarter results was an impairment charge of $(5.5) million in the Merchandising segment.

Net loss per share was $(0.02) for the second quarter of 2010, compared to net loss per share of $(0.12) for the second quarter of 2009. Included in the 2009 second quarter results was an impairment charge of $(0.10) per share in the Merchandising segment.
Second Quarter 2010 Results by Segment

	Three Months Ended, June 30
	(unaudited, in thousands)
	2010	2009
REVENUES
Publishing	$30,612	$33,524
Broadcasting	8,190	10,309
Internet	4,680	4,160
Merchandising	11,817	9,003

Total Revenues	$55,299	$56,996

ADJUSTED EBITDA
Publishing	$2,348	$2,869
Broadcasting	(1,342)	1,882
Internet	4	75
Merchandising	7,652	5,079
Corporate	(6,843)	(7,131)

Total Adjusted EBITDA	$1,819	$2,774

OPERATING (LOSS)/INCOME
Publishing	$2,092	$2,995
Broadcasting	(1,458)	1,678
Internet	(205)	(470)
Merchandising	7,329	(691)
Corporate	(8,561)	(9,614)

Total Operating Loss	$(803)	$(6,102)

Publishing
Revenues in the second quarter of 2010 were $30.6 million, compared to $33.5 million in the prior year’s second quarter. The decrease is primarily due to the timing of the Spring issue of Martha Stewart Weddings, which was recognized in the second quarter of 2009 compared to the first quarter of 2010.
Adjusted EBITDA was $2.3 million in the second quarter of 2010, compared to adjusted EBITDA of $2.9 million in the prior year’s quarter.
Operating income was $2.1 million for the second quarter of 2010, compared to operating income of $3.0 million in the second quarter of 2009.
Highlights
•	Excluding the Spring issue of Martha Stewart Weddings, advertising revenue was up 3% compared to the prior year’s quarter.
•	Ad pages in the August issue of Martha Stewart Living are up 29% year-over-year.
•	In the quarter, MSLO’s bestselling cookbook Everyday Food: Fresh Flavor Fast was released as Clarkson Potter’s first full-color illustrated digital cookbook; Chef Emeril Lagasse’s Farm to Fork: Cooking Local, Cooking Fresh was also released in an electronic format.
•	MSLO announced plans to launch a UK edition of Martha Stewart Living in September 2010; the magazine is expected to be distributed throughout the UK, New Zealand and Australia.
Broadcasting
Revenues in the second quarter of 2010 were $8.2 million, compared to $10.3 million in the second quarter of 2009 due to lower revenue from The Martha Stewart Show, lower radio revenue and the absence of TurboChef in this year’s quarter.
Adjusted EBITDA was $(1.3) million for the second quarter of 2010, down from $1.9 million in the prior year’s second quarter primarily due to lower revenue described above as well as expenses related to The Emeril Lagasse Show.
Operating loss was $(1.5) million for the second quarter of 2010, compared to operating income of $1.7 million in the second quarter of 2009.

Highlights
•	The Martha Stewart Show was honored as “Outstanding Lifestyle Program” at the 37th Annual Daytime Entertainment Emmy Awards on June 25.
•	Martha Stewart Living Omnimedia and Hallmark Channel unveiled two new series set to launch on the cable network this fall, featuring MSLO experts and personalities Lucinda Scala Quinn, Alexis Stewart and Jennifer Koppelman Hutt.
•	Hallmark Channel also announced that it will feature two, hour-long, prime-time specials celebrating Halloween and Christmas, as well as two prime-time interview specials, all hosted by Martha.
•	Chef Emeril Lagasse’s new TV show Fresh Food Fast premiered on the Food Network’s new Cooking Channel on July 10.
Internet
Revenues were $4.7 million in the second quarter of 2010, up 12% from $4.2 million in the second quarter of 2009.
Adjusted EBITDA was essentially breakeven in the second quarter of 2010 down slightly from $0.1 million in the prior year’s quarter.
Operating loss was $(0.2) million in the second quarter of 2010, compared to $(0.5) million in the second quarter of 2009.
Highlights
•	Advertising revenue was up 13% compared to the prior year’s quarter.
•	According to comScore panel data, unique visitors across MSLO’s websites increased 9% compared to the prior year’s quarter and 15% year-over-year for the first half of the year.
•	Martha Stewart’s Everyday Food app for the iPhone and iPod Touch has been downloaded more than 160,000 times since its mid-February launch.
Merchandising
Revenues were $11.8 million for the second quarter of 2010, as compared to $9.0 million in the prior year’s second quarter. Included in the results is an additional $2.2 million in revenue received from the early termination of our agreement with 1-800-Flowers.com. Excluding this revenue, but including significant Kmart revenues in the prior year, Merchandising revenue was up 7% year-over-year.
Adjusted EBITDA was $7.7 million for the second quarter of 2010, compared to $5.1 million in the prior year’s second quarter.
Operating income was $7.3 million for the second quarter of 2010, compared to operating loss of $(0.7) million in the second quarter of 2009, which included an impairment charge of $(5.5) million.
Highlights
•	The Martha Stewart Living paint line launched at The Home Depot Stores in the quarter followed by the roll out of a new branded carpet program. The line will be expanding into cabinetry in the fall followed by a holiday décor program.
•	The Martha Stewart Collection at Macy’s continues to perform well, driven by strong sales in the soft home and housewares categories.
•	The Martha Stewart Pets line launched exclusively at PetSmart Stores in the U.S. and Canada and on petsmart.com. The new line includes a wide range of pet-related products, including collars, leashes, bedding, feeding, grooming and bathing supplies.
•	Martha Stewart successfully debuted live at HSN on July 19 to promote Martha Stewart Crafts products.
•	Emeril launched his new Red Marble Steaks with Allen Brothers on May 1; the premium, high-quality cuts of beef are available for purchase online.
Corporate
Adjusted EBITDA was a loss of $(6.8) million in the second quarter of 2010 compared to $(7.1) million in the prior year’s quarter. Total Corporate expenses were $(8.6) million in the second quarter of 2010 down from $(9.6) million in the prior year’s quarter.

The Company will host a conference call with analysts and investors on July 28th at 11:00 a.m. EDT that will be broadcast live over the Internet at www.marthastewart.com/ir, and an archived version will be available through August 12, 2010.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses consolidated net income/(loss) before interest income or expense, taxes, depreciation and amortization, impairment, non-cash equity compensation expense and other expense (including loss on equity securities)(“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period, (v) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance, and (vi) other expense which may include non-operational items such as loss on equity securities.
Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Internet, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses, anticipated growth, and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “position,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; further downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a renewed softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; and changes in government regulations affecting the Company’s industries.

Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.
Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended June 30,
(unaudited, in thousands, except per share amounts)

	2010	2009
REVENUES

Publishing	$30,612	$33,524
Broadcasting	8,190	10,309
Internet	4,680	4,160
Merchandising	11,817	9,003

Total revenues	55,299	56,996

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	29,124	29,311
Selling and promotion	13,479	13,556
General and administrative	12,559	12,584
Depreciation and amortization	940	2,147
Impairment charge	—	5,500

Total operating costs and expenses	56,102	63,098

OPERATING LOSS	(803)	(6,102)

OTHER (EXPENSE) / INCOME
Interest expense, net	(27)	(81)
(Loss) / income on equity securities	(19)	209

Total other (expense) / income	(46)	128

LOSS BEFORE INCOME TAXES	(849)	(5,974)

Income tax provision	(400)	(400)

NET LOSS	$(1,249)	$(6,374)

LOSS PER SHARE – BASIC AND DILUTED
Net loss	$(0.02)	$(0.12)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and Diluted	54,389	53,820

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Six Months Ended June 30,
(unaudited, in thousands, except per share amounts)

	2010	2009
REVENUES

Publishing	$58,863	$61,885
Broadcasting	20,281	20,823
Internet	7,764	6,782
Merchandising	21,626	17,936

Total revenues	108,534	107,426

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	56,653	57,480
Selling and promotion	28,086	28,337
General and administrative	25,905	26,698
Depreciation and amortization	2,062	3,899
Impairment charge	—	12,600

Total operating costs and expenses	112,706	129,014

OPERATING LOSS	(4,172)	(21,588)

OTHER EXPENSE
Interest expense, net	(108)	(89)
Loss on equity securities	(19)	(547)
Other loss	—	(236)

Total other expense	(127)	(872)

LOSS BEFORE INCOME TAXES	(4,299)	(22,460)

Income tax provision	(814)	(758)

NET LOSS	$(5,113)	$(23,218)

LOSS PER SHARE – BASIC AND DILUTED
Net Loss	$(0.09)	$(0.43)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	54,360	53,793

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	June 30,	December 31,
	2010	2009
	(unaudited)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$28,910	$25,384
Short-term investments	14,456	13,085

Accounts receivable, net	41,138	56,364
Inventory	4,376	5,166
Deferred television production costs	4,490	3,788
Other current assets	5,957	5,709

Total current assets	99,327	109,496

PROPERTY, PLANT AND EQUIPMENT, net	16,886	17,268
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	47,064	47,070
OTHER NONCURRENT ASSETS, net	12,724	10,850

Total assets	$221,108	$229,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$21,891	$26,752
Accrued payroll and related costs	6,208	7,495
Current portion of deferred subscription income	17,674	18,587
Current portion of other deferred revenue	6,151	4,716
Current portion loan payable	1,500	—

Total current liabilities	53,424	57,550

DEFERRED SUBSCRIPTION INCOME	4,957	5,672
OTHER DEFERRED REVENUE	2,215	2,759
LOAN PAYABLE	10,500	13,500
DEFERRED INCOME TAX LIABILITY	3,888	3,200
OTHER NONCURRENT LIABILITIES	3,532	3,290

Total liabilities	78,516	85,971

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 28,329 and 28,313 shares outstanding in 2010 and 2009, respectively	283	283
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,690 shares outstanding in 2010 and 2009	267	267
Capital in excess of par value	293,708	290,387
Accumulated deficit	(151,718)	(146,605)
Accumulated other comprehensive income	827	263

	143,367	144,595

Less class A treasury stock — 59 shares at cost	(775)	(775)

Total shareholders’ equity	142,592	143,820

Total liabilities and shareholders’ equity	$221,108	$229,791

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended June 30,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA can be reconciled to net loss by adding back interest expense net, taxes, depreciation and amortization, impairment, non-cash equity compensation expense and other expense (including (loss)/income on equity securities) to net loss.

	2010	2009

ADJUSTED EBITDA
Publishing	$2,348	$2,869
Broadcasting	(1,342)	1,882
Internet	4	75
Merchandising	7,652	5,079
Corporate	(6,843)	(7,131)

Adjusted EBITDA	1,819	2,774

NON-CASH EQUITY COMPENSATION
Publishing	207	(183)
Broadcasting	44	136
Internet	24	28
Merchandising	312	253
Corporate	1,095	995

Total Non-Cash Equity Compensation	1,682	1,229

DEPRECIATION AND AMORTIZATION
Publishing	49	57
Broadcasting	72	68
Internet	185	517
Merchandising	11	17
Corporate	623	1,488

Total Depreciation and Amortization	940	2,147

IMPAIRMENT ON MERCHANDISING EQUITY INVESTMENTS	—	5,500

OPERATING (LOSS) / INCOME
Publishing	2,092	2,995
Broadcasting	(1,458)	1,678
Internet	(205)	(470)
Merchandising	7,329	(691)
Corporate	(8,561)	(9,614)

Total Operating Loss	(803)	(6,102)

OTHER INCOME / (EXPENSE)
Interest (expense) / income, net	(27)	(81)
(Loss) / income on equity securities	(19)	209

Total other (expense) / income	(46)	128

LOSS BEFORE INCOME TAXES	(849)	(5,974)

Income tax provision	(400)	(400)

NET LOSS	$(1,249)	$(6,374)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Six Months Ended June 30,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of net loss, a GAAP measure, to adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA can be reconciled to net loss by adding back interest expense net, taxes, depreciation and amortization, impairment, non-cash equity compensation expense and other expense (including loss on equity securities) to net loss.

	2010	2009

ADJUSTED EBITDA
Publishing	$1,530	$1,506
Broadcasting	2,071	2,913
Internet	(1,073)	(1,464)
Merchandising	13,360	10,578
Corporate	(14,528)	(15,761)

Adjusted EBITDA	1,360	(2,228)

NON-CASH EQUITY COMPENSATION
Publishing	432	253
Broadcasting	215	264
Internet	33	69
Merchandising	685	409
Corporate	2,105	1,866

Total Non-Cash Equity Compensation	3,470	2,861

DEPRECIATION AND AMORTIZATION
Publishing	100	131
Broadcasting	136	138
Internet	569	969
Merchandising	22	35
Corporate	1,235	2,626

Total Depreciation and Amortization	2,062	3,899

IMPAIRMENT ON MERCHANDISING EQUITY INVESTMENTS	—	12,600

OPERATING (LOSS) / INCOME
Publishing	998	1,122
Broadcasting	1,720	2,511
Internet	(1,675)	(2,502)
Merchandising	12,653	(2,466)
Corporate	(17,868)	(20,253)

Total Operating Loss	(4,172)	(21,588)

OTHER EXPENSE
Interest expense, net	(108)	(89)
Loss on equity securities	(19)	(547)
Other loss	—	(236)

Total other expense	(127)	(872)

LOSS BEFORE INCOME TAXES	(4,299)	(22,460)

Income tax provision	(814)	(758)

NET LOSS	$(5,113)	$(23,218)

CONTACT: Katherine Nash, Corporate Communications and Investor Relations, Martha Stewart Living Omnimedia, Inc., 212-827-8722, knash@marthastewart.com.